EXHIBIT 10(h)




================================================================================



                               PURCHASE AGREEMENT

                                  by and among

                                SPIRE CORPORATION

                                       and

                             STRATOS LIGHTWAVE, INC.
                          BANDWIDTH SEMICONDUCTOR, LLC

                            Dated as of May 23, 2003



================================================================================

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

1.  PURCHASE AND SALE OF OWNERSHIP INTEREST...................................1

      1.1.  Ownership Interest................................................1
      1.2.  Excluded Assets...................................................1
      1.3.  Documentation.....................................................2
      1.4.  Closing; Closing Date.............................................2
      1.5.  Effective Time....................................................2

2.  PURCHASE PRICE............................................................2

      2.1.  Purchase Price....................................................2

3.  REPRESENTATIONS AND WARRANTIES OF SELLER AND COMPANY......................2

      3.1.  Organization, Power and Qualification.............................2
      3.2.  Subsidiaries......................................................3
      3.3.  Authorization.....................................................3
      3.4.  No Violation; Consents............................................3
      3.5.  Financial Statements..............................................3
      3.6.  Liabilities and Obligations.......................................4
      3.7.  Absence of Certain Changes........................................4
      3.8.  Tax Returns and Reports...........................................4
      3.9.  Title to and Condition of Assets..................................5
      3.10.  Real Estate and Leases...........................................5
      3.11.  Contracts........................................................6
      3.12.  Inventory........................................................6
      3.13.  Litigation.......................................................6
      3.14.  Employment and Labor Matters.....................................6
      3.15.  Employee Benefits................................................7
      3.16.  Intellectual Property............................................8
      3.17.  Legal Compliance.................................................9
      3.18.  Transactions with Affiliates....................................10
      3.19.  Environmental Matters...........................................10
      3.20.  Product Liability/Warranties....................................11
      3.21.  Principal Customers and Suppliers...............................11

4.  REPRESENTATIONS AND WARRANTIES OF BUYER..................................11

      4.1.  Organization.....................................................11
      4.2.  Authorization....................................................12
      4.3.  No Violation; Consents...........................................12

5.  COVENANTS OF SELLER AND COMPANY..........................................12

      5.1.  Conduct of Business Prior to Closing.............................12
      5.2.  Investigation....................................................13
      5.3.  Regulatory Authorizations; Notices and Consents..................13
      5.4.  Notice of Developments...........................................13
      5.5.  Schedules........................................................14
      5.6.  No Solicitation or Negotiation...................................14
      5.7.  Closing Conditions...............................................14

6.  CONDITIONS TO CLOSING....................................................14

      6.1.  Conditions to Buyer's Obligations................................14
             6.1.1  Representations and Warranties...........................15
             6.1.2  Certificate..............................................15
             6.1.3  Opinion..................................................15
             6.1.4  Consents and Approvals...................................15
             6.1.5  No Material Adverse Change...............................15
             6.1.6  No Proceeding............................................15
             6.1.7  Lien Releases, If Any....................................15
             6.1.8  Real Estate..............................................15
             6.1.9  Closing Documents........................................15
      6.2.  Conditions to Obligations of Seller and Company..................16
             6.2.1  Representations and Warranties...........................16
             6.2.2  Certificate..............................................16
             6.2.3  .........................................................16
             6.2.4  Consents and Approvals...................................16
             6.2.5  No Proceeding............................................17
             6.2.6  Release of Bedford Lease.................................17
             6.2.7  Intellectual Property License............................17
             6.2.8  Supply Agreement.........................................17
             6.2.9  Real Estate..............................................17
             6.2.10  Letter of Credit........................................17
             6.2.11  Closing Documents.......................................17

7.  TERMINATION..............................................................17

      7.1.  Termination......................................................17
      7.2.  Effect of Termination............................................18
      7.3.  Fees and Expenses; Damages.......................................18

8.  INDEMNIFICATION..........................................................18

      8.1.  Indemnification of Buyer.........................................18
      8.2.  Indemnification of Seller........................................19
      8.3.  Method of Asserting Claims.......................................20

      8.4.  Nature and Survival of Representations...........................20
      8.5.  Limitation on Aggregate Claims...................................21

9.  OTHER AGREEMENTS.........................................................21

      9.1.  GE Lease.........................................................21
      9.2.  Settlement Agreement.............................................21
      9.3.  Employees........................................................21
      9.4.  Releases.........................................................22
      9.5.  Acknowledgment Regarding Insurance and Employee Benefit Plans....22

10.  GENERAL PROVISIONS......................................................22

      10.1.  Entire Agreement................................................22
      10.2.  Waiver..........................................................22
      10.3.  Amendments......................................................22
      10.4.  Expenses........................................................22
      10.5.  Notices.........................................................23
      10.6.  Assignment......................................................23
      10.7.  Commissions and Finder's Fees...................................23
      10.8.  Severability....................................................24
      10.9.  Counterparts....................................................24
      10.10.  Headings.......................................................24
      10.11.  Instruments of Further Assurance...............................24
      10.12.  Publicity......................................................24
      10.13.  No Third Party Beneficiaries...................................24
      10.14.  Waiver of Trial by Jury........................................24
      10.15.  Cumulative Remedies............................................24
      10.16.  Governing Law..................................................24

APPENDIX.....................................................................26

                             EXHIBITS AND SCHEDULES
                             ----------------------

Exhibit A            Company's Certificate of Formation and Operating Agreement
Exhibit B            Form of Opinion of Counsel to Seller and Company
Exhibit C            Form of Opinion of Counsel to Buyer

Schedule 3.4         No Violation; Consents
Schedule 3.5         Financial Statements
Schedule 3.6         Liabilities and Obligations
Schedule 3.7         Absence of Certain Changes
Schedule 3.8         Tax Returns and Reports
Schedule 3.9         Title to and Condition of Assets
Schedule 3.11        Contracts
Schedule 3.12        Inventory
Schedule 3.14        Employment and Labor Matters
Schedule 3.15        Employee Benefits
Schedule 3.16        Intellectual Property
Schedule 3.17        Legal Compliance
Schedule 3.19        Environmental Matters
Schedule 3.20        Product Liability/Warranties
Schedule 3.21        Principal Customers and Suppliers

                               PURCHASE AGREEMENT

          This PURCHASE AGREEMENT ("Agreement") is made and entered into as of May 23, 2003, by and among Spire Corporation, a Massachusetts corporation ("Buyer"), and Stratos Lightwave, Inc., a Delaware corporation ("Seller"), and Bandwidth Semiconductor, LLC, a Delaware limited liability company ("Company").

          Capitalized terms used but not defined herein shall have the respective meanings set forth in the Appendix of Definitions attached hereto and made a part hereof.

                                R E C I T A L S:
                                ----------------

          WHEREAS, Company's optoelectronics business conducts, both under contract and on a commercial merchant basis, research, development and production of compound semiconductor wafers and devices processed from semiconductor wafers (the "Company Business"); and

          WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, all of the ownership interest in Company, but excluding cash and the Company's interest in land and buildings (and accompanying mechanical systems such as electrical systems, plumbing systems, heating systems, air conditioning systems, and security, alarm and/or entry systems) located at 25 Sagamore Road, Hudson, New Hampshire (the "Real Estate"), upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows.

     1. PURCHASE AND SALE OF OWNERSHIP INTEREST.

          1.1. Ownership Interest. On the terms and subject to the conditions contained herein, Seller agrees to sell, assign, transfer, convey and deliver to Buyer and Buyer agrees to purchase from Seller at the Closing and on the Closing Date (as each such term is defined in Section 1.4 hereof), free and clear of all liens, claims and encumbrances (except as otherwise disclosed in and permitted by this Agreement), all of the ownership interest in Company, but excluding the Excluded Assets (as defined below).

          1.2. Excluded Assets. Notwithstanding anything to the contrary contained herein, the following assets shall not be sold to Buyer and shall be distributed by Company to Seller immediately prior to the Closing (the "Excluded Assets"):

                     (a) Cash All petty cash, cash on deposit, and funds in payroll accounts, and all certificates of deposit, bonds, stock and other securities held by Company.

                     (b) Real Estate All proceeds from the sale of the Real Estate (which is contemplated to be consummated prior to the Closing); provided, however, that Seller and not the Company shall be responsible for paying any attorney fees incurred by Seller in connection with the sale of the Real Estate and such fees will not be paid out of the assets of the Company.

          1.3. Documentation. In order to effectuate the sale, conveyance, transfer and assignment contemplated by Section 1.1 hereof, Seller shall execute and deliver on the Closing Date all such stock powers, bills of sale and other documents or instruments of conveyance, transfer or assignment as shall be necessary or appropriate to vest or confirm in Buyer, all right, title and interest in and to all of the ownership interest in Company, all of which documents shall be in form and substance satisfactory to counsel for Seller and Buyer, acting reasonably.

          1.4. Closing; Closing Date. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at such location as the parties may agree at 10:00 a.m., on May 23, 2003 or at such other time, date or place as may be mutually agreed upon by Seller and Buyer (the "Closing Date").

          At the Closing, (i) Seller shall sell, assign, transfer, convey and deliver to Buyer the ownership interest in Company, (ii) Seller and Company will deliver to Buyer the various agreements, certificates, opinions and documents referred to in Section 6.1 below, (iii) Buyer will deliver to Seller and Company the various agreements, certificates, opinions and documents referred to in
Section 6.2 below, and (iv) Buyer will pay to Seller the Purchase Price in accordance with Section 2.1 hereof.

          1.5. Effective Time. Title to the ownership interest in Company shall be deemed to have been transferred to Buyer at 11:59 p.m. (E.S.T) on the Closing Date.

     2. PURCHASE PRICE.

          2.1. Purchase Price. At the Closing, Buyer shall pay to Seller the sum of $750,000 in cash by wire transfer to an account designated by Seller (the "Purchase Price") for 100% of the ownership interest in Company; provided; however, that Buyer shall receive a credit in the amount of $25,035.03 against the Purchase Price representing fifty percent of accrued vacation at May 20, 2003.

     3. REPRESENTATIONS AND WARRANTIES OF SELLER AND COMPANY.

          As an inducement to Buyer to enter into this Agreement, Seller and Company, jointly and severally, represent and warrant to Buyer as follows:

          3.1. Organization, Power and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own or hold under lease its properties and assets and to carry on its business as now conducted.

          Company is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite power and authority to own or hold under lease its properties and assets and to carry on its business as now conducted. Company is duly registered to do business and is in good standing as a foreign limited liability company in the State of New Hampshire. True and complete copies of Company's certificate of organization, as amended to date, and operating agreement, as amended to date, are attached hereto as Exhibit A.

          3.2. Subsidiaries. Company has no Subsidiaries and does not own, directly or indirectly, any stocks, bonds or securities or any equity or other proprietary interest in any corporation, partnership, joint venture, business enterprise or other entity of any nature whatsoever.

          3.3. Authorization. Each of Seller and Company has all necessary power and authority (corporate or otherwise) to make, execute and deliver this Agreement and all other agreements and documents to be executed and delivered by it pursuant hereto, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and all other agreements and documents to be executed and delivered by Seller and Company pursuant hereto, and the consummation of the transactions contemplated hereby and thereby have been duly approved and authorized by all necessary action on each of Seller's and Company's part. This Agreement and all other agreements and documents to be executed and delivered by Seller and Company pursuant hereto constitute the valid and binding agreements of Seller and Company, enforceable in accordance with their respective terms (subject, as to the enforcement of remedies, to general equitable principles and to bankruptcy, insolvency and similar laws affecting creditors' rights generally).

          3.4. No Violation; Consents. Except as disclosed on Schedule 3.4 hereto, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or result in a cancellation of, or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability affecting Company pursuant to, or result in the creation or imposition of any security interest, lien, or other encumbrance upon any of Company's assets under: (a) any term or provision of the certificate of organization (or other organic document) of Company; (b) any judgment, decree, order, regulation or rule of any Governmental Authority; (c) any Law; (d) to Seller's Knowledge, any contract, agreement, indenture, lease or other commitment to which Company is a party or by which Company is bound; or (e) to Seller's Knowledge, cause any material change in the rights or obligations of any party under any such contract, agreement, indenture, lease, or other commitment.

          Except as set forth on Schedule 3.4 hereto, no consent of, or notice to, any federal, state, local or foreign authority, or any private person or entity, is required to be obtained or given by Company in connection with the execution, delivery or performance of this Agreement or any other agreement or document to be executed, delivered or performed hereunder by Company, or to enable Buyer to continue to conduct Company's business after the Closing in the manner in which it is currently conducted.

          3.5. Financial Statements. Schedule 3.5 hereto contains true and correct copies of the following financial statements: (i) the unaudited balance sheet of Company, together with the related statement of operations at and for each of the two (2) consecutive fiscal years ended April 30, 2002; and (ii) the unaudited balance sheet of Company, together with the related statement of operations for the eleven (11) month period ended March 30, 2003. The financial statements described in subclauses (i) and (ii) above are collectively referred to as the "Financial Statements".

          To Seller's Knowledge, the Financial Statements (i) were prepared in accordance with the books of account and other financial records of Company,
(ii) present fairly the financial condition and results of operation of Company as of the dates and for the periods covered thereby, and (iii) have been prepared in accordance with GAAP for interim financial statements (excluding footnotes and other information required by GAAP for complete financial statements).

          3.6. Liabilities and Obligations. To Seller's Knowledge, Company does not have any liabilities or obligations (direct or indirect, contingent or absolute, matured or unmatured) of any nature whatsoever, attributable to any portion of Company's business, which are not reflected, reserved against or given effect to in the most recent balance sheet included in the Financial Statements except: (a) liabilities and obligations incurred in the ordinary course of business since the date of the most recent balance sheet included in the Financial Statements, which are of the same nature as those set forth in such balance sheet, or (b) liabilities and obligations which are specifically disclosed in Schedule 3.6.

          3.7. Absence of Certain Changes. Except as disclosed in Schedule 3.7, to Seller's Knowledge, since January 31, 2003, Company's business has been conducted in the ordinary course and consistent with past practice. Without limiting the foregoing, except as disclosed in Schedule 3.7, to Seller's Knowledge, since January 31, 2003, there has not been: (a) any material damage, destruction or loss (whether or not covered by insurance) of Company's assets or properties; (b) any material change in the customary methods of Company's operations, including, without limitation, practices and policies relating to manufacturing, purchasing, inventories, marketing, selling and pricing, (c) any increase in the compensation, commissions or perquisites payable or to become payable by Company to any of its employees, or any payment of any bonus, profit sharing or other extraordinary compensation to any such employees (other than any such increase or payment that was paid or that becomes payable in the ordinary course of business consistent with past practices); (d) any change in the accounting methods or practices followed by Company with respect to its business or any change in depreciation or amortization policies or rates theretofore adopted, other than changes required by GAAP; (e) any write-up or write-down of the value of any inventories or revaluation of any assets of Company's business, other than in the ordinary course of business consistent with past practices and in accordance with GAAP; or (f) any sale, lease, abandonment or other disposition by Company of any machinery, equipment or other operating properties, or any intangible assets utilized in Company's operations, other than in the ordinary course of business.

          3.8. Tax Returns and Reports. All returns and reports relating to Taxes (the "Tax Returns") required to be filed by Company through the date hereof have been, and as to Tax Returns required to be filed through the Closing Date will be, timely filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are or will be true and correct and prepared in accordance with applicable Law and properly reflect, or will properly reflect, the Taxes of Company for the periods covered thereby.

          Except as set forth on Schedule 3.8, all Taxes due and payable by Seller with respect to all periods prior to and through the date hereof have been, and through the Closing Date will be, duly and properly computed, reported, fully paid and discharged and there are no unpaid Taxes with respect to any period prior to and through the date hereof, and there will not be any unpaid Taxes with respect to any period through the Closing Date, which are or could become a lien on the properties and assets of Company, except for current Taxes not yet due and payable. All unpaid Taxes, whether or not disputed, for all periods ending prior to and through the date hereof have been, and through the Closing Date will be, properly accrued on the books and financial records of Company in accordance with GAAP and in amounts sufficient for the payment of all unpaid Taxes required to be paid by Company with respect to such periods.

          Company has not received any notice of assessment or proposed assessment by the Internal Revenue Service ("IRS") or any other Governmental Authority in connection with any Tax Returns and there are no pending tax examinations of or tax claims asserted against Company or its properties, except as disclosed in Schedule 3.8. To Seller's Knowledge, there has been no intentional disregard of any statute, regulation, rule or revenue ruling in the preparation of any Tax Return applicable to Company. Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          Except as disclosed in Schedule 3.8, there are no Tax liens on any of the properties or assets of Company except for liens for current taxes not yet due and payable and there is no basis for any additional assessment of any Taxes with respect to Company. Company has not waived any law or regulation fixing, or consented to the extension of, any period of time for assessment of any Taxes which waiver or consent is currently in effect.

          Except as set forth in Schedule 3.8, all applicable sales and use tax returns pertaining to machinery, equipment, office furniture, fixtures and other assets of Company have been properly prepared and submitted to applicable authorities and all applicable sales and use taxes have been paid. Except as set forth in Schedule 3.8, Company has not received any requests for additional information, notices, or claims, actual or threatened, pertaining to sales and use taxes.

          Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or due and owing to any employee, creditor, independent contractor, or other third party and has properly reflected the status of all employees and independent contractors in connection therewith as required by all applicable laws.

          3.9. Title to and Condition of Assets. Except as disclosed on Schedule
3.9 hereto, Company is the owner of, and has good and marketable title to, all of its assets, including those assets and properties reflected in the most recent balance sheet included in the Financial Statements (other than (i) the Real Estate (which will be sold prior to the Closing), (ii) the Bedford Sublease (which will be terminated at or prior to Closing), and (iii) those properties and assets disposed of by Company since the date of the most recent balance sheet included in the Financial Statements, in the ordinary course of business and for fair value) in the amounts and categories reflected therein, and to all assets and properties acquired by Company for its business after the date thereof, free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances or other third party interests of any nature whatsoever, except for the lien of current taxes not yet due and payable.

          3.10. Real Estate and Leases. Other than the Real Estate and the Bedford, Massachusetts facility leased by Buyer to the Company pursuant to a Sublease Agreement dated as of December 29, 1999 (the "Bedford Sublease"), Company does not own or lease any real estate.

          3.11. Contracts. To Seller's Knowledge, except as set forth in
Schedule 3.11, Company is not a party to, or bound by, any oral or written contracts, agreements, commitments or understandings ("Contracts") with respect to its business: (a) for the employment of any employee; (b) for leasing personal property (including, without limitation, leases for office or computer equipment, furniture, fixtures, and vehicles); (c) for the purchase or sale of products or services (including, without limitation, customer purchase orders, sales orders and vendor supply contracts); (d) between Company and any Governmental Authority; (e) providing for the services of dealers, distributors, sales representatives or similar representatives; (f) relating to the ownership, use or licensing of any patents, trademarks, trade names, brand names, copyrights, inventions, processes, know-how, formulae, trade secrets or other proprietary rights; and (g) which are material to the Company Business.

          To Seller's Knowledge, except as disclosed on Schedule 3.11 hereto, all of the Contracts constitute legal, valid and binding obligations of the respective parties thereto, are in full force and effect, and neither Company, nor any other party thereto has violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of any Contract, the termination of which could have a Material Adverse Effect. Correct and complete copies of all written Contracts disclosed on Schedule 3.11 have been made available to Buyer.

          3.12. Inventory. Except as disclosed on Schedule 3.12 hereto, to Seller's Knowledge: (i) all Inventories reflected on the most recent balance sheet contained in the Financial Statements or acquired since the date thereof, net of reserves, are and will at the Closing Date, consist of items of a quality and quantity usable and salable in the ordinary course of the Company Business;
(ii) each item of Inventory reflected on the Financial Statements and the books and records of Company is valued at the lower of cost or market in accordance with GAAP, and Company has recognized all loss resulting from the obsolescence, physical deterioration, changes in prices, discontinuation of product lines or any other change resulting in a valuation of any item of Inventory at below cost; (iii) all Inventories which may not reasonably be expected to be used or sold within twelve (12) months have been classified as noncurrent assets and have been reported as such in the Financial Statements; and (iv) Company has, and on the Closing Date will have, sufficient amounts of Inventory to conduct its business and such amounts are consistent with its past practices.

          3.13. Litigation. To Seller's Knowledge, there are no lawsuits, proceedings, claims or governmental investigations pending or threatened against, or involving, Company, any of its properties or assets, or any officers or directors of Company, and there is no basis known to Company for any such action, which in each case could have a Material Adverse Effect. To Seller's Knowledge, there are no judgments, consents, decrees, injunctions, or any other judicial or administrative mandates outstanding against Company which could have a Material Adverse Effect.

          3.14. Employment and Labor Matters. Schedule 3.14 hereof contains a list of the names of each employee of Company, together with their current annual salary and total compensation for the 2002 calendar year.

          Company is not a party to or is otherwise bound by any contract, agreement or collective bargaining agreement with any labor union or organization or other commitment respecting employment or compensation of any of their respective officers, directors, agents or employees, and no employees of Company are represented by any labor union or similar organization.

          Except as set forth on Schedule 3.14, there are no charges or complaints involving any federal, state or local civil rights enforcement agency or court; complaints or citations under the Occupational Safety and Health Act or any state or local occupational safety act or regulation; unfair labor practice charges or complaints with the National Labor Relations Board; or other claims, charges, actions or controversies pending, or, to Seller's Knowledge, threatened or proposed, involving Company and any employee, former employee or any labor union or other organization representing or claiming to represent such employees' interests, which could have a Material Adverse Effect.

          To Seller's Knowledge, except as disclosed on Schedule 3.14 hereto, Company is and has heretofore been in compliance in all material respects with all laws, rules and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, the sponsorship, maintenance, administration and operation of (or the participation of its employees in) employee benefit plans and arrangements and occupational safety and health programs, and Company is not engaged in any violation of any law, rule or regulation related to employment, including unfair labor practices or acts of employment discrimination, which could have a Material Adverse Effect.

          3.15. Employee Benefits. As used herein, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life (including any individual life insurance policy to which Company makes premium payments, whether or not such party is the owner, beneficiary or both of such policy), death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, or other employee benefit plan, trust, arrangement, contract, agreement, policy or commitment (including without limitation, any pension plan ("Pension Plan") as defined in Section 3(2) of ERISA, and any welfare plan as defined in Section 3(1) of ERISA ("Welfare Plan"), whether any of the foregoing is funded, insured or self-funded, written or oral, (a) to which Company is a party or by which Company (or any of its rights, properties or assets) is bound, or (b) with respect to which Company has made any payments, contributions or commitments since December 31, 2000, or may otherwise have any liability (whether or not any such party still maintains such plan, trust, arrangement, contract, agreement, policy or commitment). With respect to the Employee Plans:

          (a) There are no Employee Plans except as disclosed in Schedule 3.15, or, to Seller's Knowledge, any employees entitled to retiree benefits under any Welfare Plans except as disclosed in Schedule 3.15.

          (b) Company has not received any notice to correct any material violation of any applicable laws, rules or regulations relating to any of said plans, programs or policies described in Schedule 3.15 or the manner in which they are administered, with which it has not complied; and the provisions and operations of all such plans, programs and policies are in substantial compliance with applicable laws and governmental rules and regulations.

          (c) Company does not maintain or contribute to, nor at any time maintained or contributed to, a "defined benefit plan" within the meaning of
Section 3(35) of ERISA. Company does not maintain nor has it had an obligation to contribute to any multiemployer plan (within the meaning of Section 3(37) of ERISA). Company does not maintain any employee welfare benefit plan (as described in Section 3(1) of ERISA) except as set forth in Schedule 3.15. Each employee benefit plan (within the meaning of Section 3(3) of ERISA) and each related trust, insurance contract or fund maintained by, or contributed to, by Company has complied in form and operation with all filings, reporting, disclosure and other requirements of ERISA and, to the extent applicable, the Code, except where the failure to so comply would not have a Material Adverse Effect. Neither Company nor any of its officers or directors has engaged in any transaction in violation of the prohibited transactions provisions set forth in
Section 4975 of the Code or Section 406 of ERISA, which would be reasonably likely to result in material liability to any such party.

          (d) All required reports and descriptions (including Form 5500 annual reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed or distributed appropriately with respect to each Employee Plan. The requirements of COBRA have been met with respect to each Welfare Plan.

          (e) All contributions (including employer contributions and employee salary reduction contributions) which are due have been paid to each Pension Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each Pension Plan. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each Welfare Plan.

          (f) There is no Employee Plan that is a Welfare Plan, the benefits under which are not provided exclusively from the assets of Company or through insurance contracts.

          (g) The financial and actuarial statements, if any, for each Employee Plan reflect in all material respects the financial condition and funding of the Employee Plans as of the date of such financial and actuarial statements, and no change has occurred with respect to the financial condition or funding of the Employee Plans since the date of such financial and actuarial statements which change would have a Material Adverse Effect.

          (h) Except as disclosed in Schedule 3.15, Company has not incurred, and has not taken any actions that would cause to occur, a "complete withdrawal" or "partial withdrawal", as defined in Sections 4203(a) and 4205(a), respectively, of ERISA, from any multiemployer pension plan as to which Company contributes, has contributed or has had an obligation to contribute. Except as disclosed in Schedule 3.15, Company has not received from the sponsor of a multiemployer pension plan any notice of, or any notice relating to, withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA relating to such plan.

          3.16. Intellectual Property. Schedule 3.16 hereto lists and identifies correctly and completely the current interests of Seller and Company in (i) all patents, trademarks, service marks, copyrights (whether or not registered) and registrations and applications therefor, trade names, trade secrets, confidential know-how, designs, invention disclosures, software, formulae and similar proprietary information owned or used by Seller and the Company which were previously acquired from Buyer or developed by Company on or after January 1, 2000

("Intellectual Property Rights"); (ii) all licenses, franchise agreements and other similar agreements from third parties to the Company by which the Company licenses the rights to use any Intellectual Property Rights; and (iii) all licenses, franchise agreements, and other similar agreements from the Company to third parties by which third parties license the rights to use any Intellectual Property Rights (such licenses, together with the licenses in clause (ii), referred to herein as the "Licenses").

          Except as indicated in Schedule 3.16, Seller or Company is the sole and exclusive owner of all such Intellectual Property Rights, free and clear of all liens, claims, charges, mortgages, pledges, security interests and to Seller's Knowledge, has the sole and exclusive right to use all designs, permits, labels, packages and displays used in connection therewith, and has all of the rights and interests described in Schedule 3.16 relating thereto, including but not limited to the right to receive the payments of fees and royalties described therein and the right to freely assign its interests. To Seller's Knowledge, no other person or entity owns any right, title or interest not specified in Schedule 3.16, or has any right to a royalty or payment of any kind from Seller or Company with respect to any items set forth in Schedule 3.16, except as expressly stated therein. There has been no asserted claim or litigation challenging or threatening to challenge the right, title and interest of Seller or Company with respect to any items set forth in Schedule 3.16.

          Except as disclosed in Schedule 3.16, to Seller's Knowledge, the operations and business of Company do not violate any rights of others in any of the items set forth in Schedule 3.16, and such rights of Company are not being violated or infringed by others.

          Except as disclosed in Schedule 3.16 hereto, to Seller's Knowledge, Company is in full compliance with all Licenses, and, there are no defaults by other parties with respect to such Licenses. To Seller's Knowledge, such licenses are valid and binding obligations of the respective parties thereto and are enforceable in accordance with their respective terms.

          3.17. Legal Compliance.

          (a) Except as disclosed on Schedule 3.17 hereto, to Seller's Knowledge, the Company is not in material violation of any law, regulation or order of any court or federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, laws, regulations, orders, restrictions and compliance schedules applicable to environmental standards, immigration, controls, wages and hours, civil rights and occupational health and safety) and Company has not received any notice of claimed noncompliance.

          (b) To Seller's Knowledge, Company possesses or has applied for all governmental and other permits, licenses, consents, certificates, orders, authorizations and approvals, including Environmental Approvals (the "Approvals"), to own or hold under lease and operate its assets and properties and to carry on the Company Business as now conducted. Seller has not received any notice of proceedings relating to the revocation or modification of any such Approvals which, singly or in the aggregate, if the subject of an unfavorable ruling or finding, could have a Material Adverse Effect. The Approvals are identified in Schedule 3.17. Company is operating in substantial compliance with the provisions, terms and conditions of the Approvals.

          (c) Except as disclosed on Schedule 3.17, to Seller's knowledge, there are no export restrictions on the export or sale of any products manufactured, distributed or sold by the Company.

          (d) Except as disclosed on Schedule 3.17, to Seller's knowledge, no security clearance or similar approvals or authorizations from any Governmental Authority are required in connection with the current conduct of the Company Business.

          3.18. Transactions with Affiliates. No director or officer of Seller, nor any member of the immediate family of any such persons has any direct or indirect interest in (A) any assets or property which is owned or used by Company in the conduct of the Company Business, or (B) any entity (other than Seller and its Affiliates) which does business with Company. For purposes of this section, no interest or transaction need be disclosed if it arises solely out of the ownership of two percent (2%) or less of the securities of a company that are registered pursuant to Section 12 of the Exchange Act.

          3.19. Environmental Matters.

          (a) Except as disclosed in Schedule 3.19, to the Seller's Knowledge:

(i) Company is in compliance with, and for the past three (3) years has been in compliance with, all applicable Environmental Laws and all Environmental Permits. All past non-compliance with Environmental Laws or Environmental Permits has been resolved without any pending, on-going or future obligation, cost or liability, and there is no requirement proposed for adoption or implementation under any Environmental Law or Environmental Permit that is reasonably expected to have a Material Adverse Effect.

(ii) There are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, swamps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on the Real Estate.

(iii) Hazardous Materials have not been Released on any real property owned, leased or occupied by Company or, during its period of ownership, lease or occupancy, on any property formerly owned, leased or occupied by, or on behalf of, Company.

(iv) Company is not conducting, and has not undertaken or completed, any Remedial Action relating to any Release or threatened Release of Hazardous Materials at real property owned, leased or occupied by Company or at any other site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law or Environmental Permit.

(v) There is no asbestos or asbestos-containing material on any real property owned, leased or occupied by Company.

(vi) There are no Environmental Claims pending or threatened against Company and there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim, including, without limitation, with respect to any off-site disposal location currently or formerly used by, or on behalf of, Company or with respect to any facilities previously owned, leased or occupied by Company.

(vii) The Real Estate is not listed, nor has the Seller received written notice that the Real Estate is proposed to be listed, on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System under the federal Comprehensive Environmental Response, Compensation and Liability Act or any analogous federal, state or local list.

          (b) Company has provided Buyer with copies of all environmental assessment or audit reports and other similar studies or analyses relating to the real property owned, leased or occupied by Company, or Company 's operations, as applicable.

          (c) Except as disclosed in Schedule 3.19, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will require any Remedial Action or notice to or consent of Governmental Authorities or any third party pursuant to any applicable Environmental Law or Environmental Permit.

          3.20. Product Liability/Warranties.

          (a) Except as disclosed in Schedule 3.20, to Seller's Knowledge, there are no actions, suits, inquiries, proceedings or investigations by or before any Governmental Authority pending or threatened, against or involving Seller or Company elating to any product alleged to have been manufactured or sold by Company and alleged to have been defective or improperly designed or manufactured, which, if adversely decided, could have, either individually or in the aggregate, a Material Adverse Effect.

          (b) Except as disclosed in Schedule 3.20, to Seller's Knowledge, (i) no customer of the Company has any right to return any products for credit or refund pursuant to any formal or informal policy or practice of Company, and
(ii) Company has not given any express or implied warranties in connection with product sales by the Company.

          3.21. Principal Customers and Suppliers. Schedule 3.21 sets forth a separate list of the ten (10) largest customers of the Company in terms of sales during the nine (9) months ended January 31, 2003, and the ten (10) largest suppliers to the Company during the nine (9) months ended January 31, 2003, showing in each case the approximate total sales and purchases by or from each such customer or supplier during such period.

4. REPRESENTATIONS AND WARRANTIES OF BUYER.

          As an inducement for Seller and Company to enter into this Agreement, Buyer represents and warrants to Seller and Company as follows:

          4.1. Organization. Buyer is a corporation duly organized and existing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own or hold under lease its properties and assets and to carry on its business as now conducted. Buyer is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of its activities or the ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a material adverse effect upon its properties, assets, financial condition, results of operation or business prospects.

          4.2. Authorization. Buyer has all requisite power and authority to execute and deliver this Agreement and all other agreements and documents to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and all other agreements and documents to be executed and delivered by it pursuant hereto, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on Buyer's part and this Agreement and all other agreements and documents to be executed and delivered by Buyer pursuant hereto constitute the valid and binding agreement of Buyer, enforceable in accordance with their respective terms (subject, as to the enforcement of remedies, to general principles of equity and to bankruptcy, insolvency and similar laws affecting creditors' rights generally).

          4.3. No Violation; Consents. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or result in a cancellation of, or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability affecting, or result in the creation or imposition of any security interest, lien, or other encumbrance upon any of the assets of Buyer under: (a) any term or provision of the Articles of Organization or by-laws of Buyer; (b) any judgment, decree, order, regulation or rule of any court or governmental authority; (c) any statute or law; (d) any contract, agreement, indenture, lease or other commitment to which Buyer is a party or by which it is bound; or (e) cause any material change in the rights or obligations of any party under any such contract, agreement, indenture, lease, or other commitment.

          No consent of, or notice to, any federal, state or local authority, or any other person or entity is required to be obtained or made by Buyer in connection with the execution, delivery and performance of this Agreement and the other agreements and documents to be executed, delivered and performed by Buyer pursuant hereto.

     5. COVENANTS OF SELLER AND COMPANY.

          5.1. Conduct of Business Prior to Closing.

          (a) Seller and Company covenant and agree that, with respect to the Company Business, between the date hereof and the Closing, Seller and Company will conduct Company Business only in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, Seller and Company will, with respect to Company Business, (i) use their reasonable efforts to (A) preserve intact the Company Business organization, (B) keep available to Buyer the services of employees of the Company Business, (C) continue in full force and effect without material modification currently maintained levels of insurance coverage with respect to the Company Business, and (D) preserve its current relationships with its customers, suppliers, and other persons with which it has significant business relationships; (ii) not enter into any contract or agreement with respect to the Company Business other than in the ordinary course which involves amounts in excess of $20,000 or which is not cancelable without penalty or further payment on more than thirty (30) days notice, without Buyer's prior written consent, or (iii) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of Seller or Company to be untrue or result in a breach of any covenant by Seller or Company in this Agreement.

          (b) Each of Seller and Company covenants and agrees that, prior to the Closing, except with Buyer's prior written consent, Seller and Company will each refrain from doing any of the things enumerated in items (b) through (f) of the second sentence of Section 3.7 hereof.

          5.2. Investigation. From the date hereof until the Closing, Seller and Company shall at all reasonable times allow Buyer and its representatives full access during normal business hours to all offices, operations, equipment, property, books, contracts, commitments, records and affairs of Company for the purpose of familiarizing themselves with the operation and conduct of all aspects of Company's business and for the purpose of reasonable inspection, examination, audit, counting and copying; provided such access shall not unreasonably interfere with the operation of Company's business. All information and documents provided by Seller and Company to Buyer in the course of such investigation by Buyer shall be subject to the terms of that certain Confidentiality Agreement dated as February 5, 2003 between Seller and Buyer (the "Confidentiality Agreement").

          5.3. Regulatory Authorizations; Notices and Consents.

          (a) Each of Seller and Company shall use Reasonable Efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, including, without limitation, approvals of the contracting officer under all government contracts, and will cooperate fully with Buyer in promptly seeking to obtain all such authorizations, consents, orders and approvals.

          (b) Each of Seller and Company shall give promptly such notices to third parties and use its Reasonable Efforts to obtain such third party consents as Buyer may in its sole discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

          (c) Buyer shall cooperate and use all Reasonable Efforts to assist Seller and Company in giving such notices and obtaining such consents; provided, however, that Buyer shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice or consent or to consent to any change in the terms of any agreement or arrangement which Buyer in its sole discretion may deem adverse to its interests or the Company Business.

          (d) The parties agree that, in the event any consent, approval or authorization which is necessary to effect the assignment of any right or agreement the benefit of which is to be acquired by Buyer pursuant to this Agreement is not obtained prior to the Closing, Seller will, subsequent to the Closing, reasonably cooperate with Company and Buyer in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable.

          5.4. Notice of Developments. Prior to the Closing, Seller shall promptly notify Buyer in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which may constitute a material breach of a representation or warranty or covenant of Seller or Company in this Agreement or which have the effect of making any representation or warranty of Seller or Company in this Agreement untrue or incorrect in any material respect, and (ii) all other material developments affecting assets, liabilities, financial condition, operations, results of operations, customer or supplier relations, employee relations, or future prospects of Seller or Company Business.

          5.5. Schedules. From time to time prior to the Closing Date, Seller and Company will promptly supplement or amend any Schedules provided for in this Agreement (i) if any matter arises hereafter which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in any such Schedule, or (ii) if it becomes necessary to correct any information in any such Schedule which has become inaccurate; provided, however, that no such supplement or amendment to any Schedule shall be considered in determining satisfaction of the conditions set forth in Section
6.1.1 of this Agreement.

          5.6. No Solicitation or Negotiation. Seller agrees that between the date of this Agreement and the earlier of (i) the Closing and (ii) the termination of this Agreement, none of Seller nor any of its Affiliates (including the Company), directors, officers, representatives or agents will:
(a) solicit, initiate, encourage or accept any other proposals or offers from any Person relating to any direct acquisition or purchase of Company's equity interests or any material assets of Company (other than inventory to be sold in the ordinary course of business consistent with past practice) (a "Bandwidth Acquisition Proposal") or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek or to consummate a Bandwidth Acquisition Proposal. Seller and Company immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing.

          For the avoidance of doubt, the foregoing provision shall in no way restrict the ability of Seller to solicit, initiate, encourage or accept any other proposals or offers from any Person relating to, nor shall the term "Bandwidth Acquisition Proposal" be deemed to include: (i) any acquisition or purchase of, or tender offer for, all or any portion of Seller's equity securities, (ii) any merger, consolidation or business combination with Seller, or (iii) any other extraordinary business transaction involving or otherwise relating to Seller. Seller shall promptly notify Buyer if any Bandwidth Acquisition Proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to Buyer, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. Except as otherwise required by law, Seller shall hold the specific terms of this Agreement confidential in the event of any unsolicited Bandwidth Acquisition Proposal.

          5.7. Closing Conditions. Each of Seller and Company agrees to use its Reasonable Efforts to satisfy the conditions to Buyer's obligation to consummate the transactions contemplated by this Agreement set forth in Section 6.1 hereof.

     6. CONDITIONS TO CLOSING.

          6.1. Conditions to Buyer's Obligations. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions:

          6.1.1 Representations and Warranties. All representations and warranties made by Seller and Company contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date as though such representations and warranties were made as of the Closing Date, and Seller and Company shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to Closing.

          6.1.2 Certificate. Each of Seller and Company shall have delivered to Buyer a certificate dated as of the Closing Date certifying that: (a) all of the representations and warranties made by it under this Agreement and the Schedules hereto are accurate, true and complete in all material respects, and (b) all of the covenants, obligations and conditions to be performed as of the Closing on its part under this Agreement have been duly performed.

          6.1.3 Opinion. Buyer shall have received from Lord, Bissell & Brook, counsel to Seller and Company, an opinion of such counsel, dated the Closing Date, in the form attached hereto as Exhibit B.

          6.1.4 Consents and Approvals. All material authorizations, consents, waivers, approvals or other action required in connection with the execution, delivery and performance of this Agreement by Seller and Company and the consummation by Seller and Company of the transactions contemplated hereby, all as so indicated in Schedule 3.4, shall have been obtained, and Seller and Company shall have obtained any authorizations, consents, waivers, approvals or other action required in connection with the execution, delivery and performance of this Agreement to prevent a material breach or default by Seller or Company under any contract to which it is a party or for the continuation of any agreement to which it is a party and which relates and is material to the Company Business.

          6.1.5 No Material Adverse Change. There shall have occurred no material adverse change (whether or not covered by insurance) in the assets, financial condition or business prospects of Seller or the Company Business.

          6.1.6 No Proceeding. No suit, action or other proceeding or investigation shall to the knowledge of any party hereto be threatened or pending before any Governmental Authority questioning the legality of this Agreement or the consummation of the transactions contemplated hereby, in whole or in part.

          6.1.7 Lien Releases, If Any. If the Company's assets are subject to any liens or security interests not permitted under the terms of this Agreement, Seller and the Company shall have obtained appropriate UCC termination statements and/or releases therefor.

          6.1.8 Real Estate. The sale of the Real Estate by Company to Roger Little or his designee shall have been completed.

          6.1.9 Closing Documents. The following documents shall have been delivered to Buyer:

          (a) Assignment. An Assignment for the assignment, transfer and conveyance of the ownership interest in Company by Seller to Buyer, in form and substance reasonably acceptable to Buyer's counsel.

          (b) Patent Assignments. Assignments for the patents and other intellectual property rights that are not in Company's name, in form and substance reasonably acceptable to Buyer's counsel.

          (c) Certified Charter. True and correct copy of Company's certificate of organization, as amended to date and certified by its jurisdiction of formation.

          (d) Secretary's Certificate. True and complete copies of Company's certificate of organization and operating agreement, each certified by its Secretary or other acceptable officer.

          (e) Good Standing. Certificates of legal existence and good standing dated within ten (10) days prior to the Closing Date for Seller from Delaware and for Company from Delaware and New Hampshire.

          (f) Other. Such other documents as counsel for Buyer may reasonably request.

          6.2. Conditions to Obligations of Seller and Company. The obligations of Seller and Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

          6.2.1 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date as though such representations and warranties were made as of the Closing Date, and Buyer shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to Closing.

          6.2.2 Certificate. Buyer shall have delivered to Seller a certificate of one of its duly authorized officers, dated as of the Closing Date certifying that: (a) all of the representations and warranties made by Buyer under this Agreement and the Schedules hereto are accurate, true and complete in all material respects, and (b) all of the covenants, obligations and conditions to be performed as of the Closing on the part of Buyer under this Agreement have been duly performed.

          6.2.3 Seller and Company shall have received from James W. Spindler, counsel to Buyer, an opinion of such counsel, dated the Closing Date, in the form attached hereto as Exhibit C.

          6.2.4 Consents and Approvals. All material authorizations, consents, waivers, approvals or other action required in connection with the execution, delivery and performance of this Agreement by Seller and Company and the consummation by Seller and Company of the transactions contemplated hereby, all as so indicated in Schedule 3.4, shall have been obtained, and Seller and Company shall have obtained any authorizations, consents, waivers, approvals or other action required in connection with the execution, delivery and performance of this Agreement to prevent a material breach or default by Seller or Company under any contract to which it is a party or for the continuation of any agreement to which it is a party and which relates and is material to the Company Business.

          6.2.5 No Proceeding. No suit, action or other proceeding or investigation shall to the knowledge of any party hereto be threatened or pending before any Governmental Authority questioning the legality of this Agreement or the consummation of the transactions contemplated hereby, in whole or in part.

          6.2.6 Release of Bedford Lease. Seller and Methode Electronics, Inc. shall have been fully released with respect to all obligations under the Bedford Sublease, in form and substance acceptance to Seller's counsel.

          6.2.7 Intellectual Property License. Seller shall have been granted a non-exclusive, non-transferable, non-sublicensable, royalty-free, perpetual license to use the Intellectual Property Rights, such license to be in form and substance reasonably acceptable to Seller's counsel.

          6.2.8 Supply Agreement. Seller and Company shall have entered into a supply agreement with a term through April 30, 2015 pursuant to which Seller shall receive "most favored customer" pricing status on product supply contracts with Company and Buyer, so that Seller will receive pricing equal to the lowest price per unit of delivery then being offered by Company and Buyer to third parties without regard to the quantity involved in Seller's order, such agreement to be in form and substance satisfactory to Seller. Notwithstanding the above, Seller shall not be obligated to place purchase orders with the Company and Buyer nor shall Buyer and Company be obligated to accept orders for products that are not then offered to third-party customers.

          6.2.9 Real Estate. The sale of the Real Estate by Company to Roger Little or his designee shall have been completed and the proceeds thereof shall have been distributed by Company to Seller.

          6.2.10 Letter of Credit. The letter of credit referred to in Section
9.1 of this Agreement shall have been provided by Buyer to Seller, in form and substance satisfactory to Seller.

          6.2.11 Closing Documents. The following documents shall have been delivered to Seller and Company:

          (a) Purchase Price. The Purchase Price payable at Closing in accordance with Section 2.1 hereof.

          (b) Good Standing. Certificate of legal existence and good standing dated within ten (10) days prior to the Closing Date for Buyer from the jurisdiction of its incorporation.

          (c) Other. Such other documents as Seller's counsel may reasonably request.

     7. TERMINATION.

          7.1. Termination. This Agreement may be terminated at any time prior to Closing as follows:

          (a) By Buyer, (i) if, between the date hereof and the time scheduled for the Closing, an event or condition occurs that has resulted in or that may be expected to result in a Material Adverse Effect; or (ii) upon a material breach of any representation, warranty, covenant or agreement on the part of Seller or Company set forth in this Agreement, or if any representation or warranty of Seller or Company shall have become untrue, in either case, such that the conditions set forth in Section 6.1.1 hereof would not be satisfied; or

          (b) By Seller or Company upon a material breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Section 6.2.1 would not be satisfied; or

          (c) By either Buyer or Seller and Company if the conditions precedent to their respective obligations under Section 6.1 and 6.2 hereof have not been met and the Closing shall not have occurred by May 28, 2003; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to fulfill any obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

          (d) By either Buyer or Seller and Company in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

          (e) By the mutual written consent of all of the parties hereto.

          7.2. Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1 above, this Agreement shall forthwith become void, and no party to this Agreement shall have any liability or further obligations to any other party hereto.

          7.3. Fees and Expenses; Damages. If this Agreement is terminated by Buyer by reason of Seller's material breach of Seller's representations, warranties, covenants or agreements hereunder, then Seller and Company shall reimburse Buyer (not later than two (2) business days after submission of statements therefor) for all out-of-pocket fees and expenses incurred by Buyer in connection with its negotiation of the Agreement and its full legal accounting and financial due diligence investigation to be performed by it and its representatives, up to a maximum of $50,000 in the aggregate. For the avoidance of doubt, Buyer shall not be entitled to reimbursement for such fees and expenses if this Agreement is terminated by Buyer for any reason other than Seller's material breach of Seller's representations, warranties, covenants or agreements or by Seller or Company for any reason by which Seller or Company is permitted to terminate this Agreement under the terms hereof.

8. INDEMNIFICATION.

          From and after the Closing, the parties shall be indemnified as set forth below.

          8.1. Indemnification of Buyer. For a period of five (5) years after the Closing Date, Seller covenants and agrees with Buyer that it shall reimburse and indemnify and hold Buyer and its directors, officers, employees and agents (the "Buyer Indemnified Parties") harmless from, against and in respect of any and all actions, suits, claims, proceedings, investigations, audits, demands, assessments, fines, judgments, costs and expenses, (including, without limitation, reasonable attorneys' fees) ("Claims") incurred by any of Buyer Indemnified Parties that result from:

          (a) any inaccuracy in or breach of any representations or warranties made by Seller in this Agreement, the Schedules or any other written statement, list, certificate or other instrument furnished to Buyer by or on behalf of Seller pursuant to this Agreement;

          (b) any nonfulfillment of any covenant or agreement of Seller under this Agreement;

          (c) any fees, expenses or other payments incurred or owed by Seller to any brokers or comparable third parties retained or employed by it or its Affiliates in connection with the transactions contemplated by this Agreement;

          (d) any claims made by a third party alleging facts which, if true, would entitle Buyer to indemnification pursuant to (a) through (c) above;

          (e) any failure of Seller to comply with its obligations under this
Section 8.1; or

          (f) any fees or expenses (including without limitation, reasonable attorneys' fees) incurred by Buyer in enforcing its rights hereunder.

          8.2. Indemnification of Seller. For a period of five (5) years after the Closing Date, Buyer covenants and agrees with Seller that it shall reimburse and indemnify and hold Seller and its directors, officers, employees and agents (the "Seller Indemnified Parties") harmless from, against and in respect of any and all Claims incurred by any of Seller Indemnified Parties that result from:

          (a) any inaccuracy in or breach of any representations or warranties made by Buyer in this Agreement, the Schedules or any other written statement, list, certificate or other instrument furnished to Seller by or on behalf of Buyer pursuant to this Agreement;

          (b) any nonfulfillment of any covenant or agreement of Buyer under this Agreement;

          (c) any fees, expenses or other payments incurred or owed by Buyer to any brokers or comparable third parties retained or employed by them or their affiliates in connection with the transactions contemplated by this Agreement;

          (d) any and all amounts paid or payable by Seller under that certain Corporate Guaranty dated as of September 12, 2001 by Seller to General Electric Capital Corporation ("GE Capital") relating to Company's obligations under that certain Master Lease Agreement dated as of September 12, 2001 between Company and GE Capital (the "GE Lease");

          (e) any payments or accruals for salaries, wages, bonuses, or vacation to Company employees relating to and incurred with respect to the periods on or prior to the

Closing Date, whether or not due or payable on or prior to the Closing Date;

          (f) any severance obligations to Company employees, if any, that are terminated by Company or Buyer any time after the Closing;

          (g) any claims made by a third party alleging facts which, if true, would entitle Seller to indemnification pursuant to (a) through (e) above;

          (h) any failure of Buyer to comply with its obligations under this
Section 8.2; or

          (i) any fees or expenses (including without limitation, reasonable attorneys' fees) incurred by Seller in enforcing its rights hereunder.

          8.3. Method of Asserting Claims. The party seeking indemnification (the "Indemnitee") will give prompt written notice to the other party or parties (the "Indemnitor") of any Claim which it discovers or of which it receives notice after the Closing and which might give rise to a claim by it against Indemnitor under Section 8 hereof, stating the nature, basis and (to the extent known) amount thereof; provided that failure to give prompt notice shall not jeopardize the right of any Indemnitee to indemnification unless such failure shall have materially prejudiced the ability of the Indemnitor to defend such Claim.

          In case of any Claim or suit by a third party or by any governmental body, or any legal, administrative or arbitration proceeding with respect to which Indemnitor may have liability under the indemnity agreement contained in this Section 8, Indemnitor shall be entitled to participate therein, and, to the extent desired by it, to assume the defense thereof, and after notice from Indemnitor to Indemnitee of the election so to assume the defense thereof, Indemnitor will not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation, unless Indemnitor does not actually assume the defense thereof following notice of such election. Indemnitee and Indemnitor will render to each other such assistance as may reasonably be required of each other in order to insure proper and adequate defense of any such suit, Claim or proceeding. If the Indemnitor actually assumes the defense of the Indemnitee, the Indemnitee will not make any settlement of any Claim which might give rise to liability of Indemnitor under the indemnity agreements contained in this Section without the written consent of Indemnitor, which consent shall not be unreasonably withheld, and the Indemnitor shall not agree to make any settlement of any Claim which would not include the unconditional release of the Indemnitee without the written consent of Indemnitee, which consent shall not be unreasonably withheld.

          8.4. Nature and Survival of Representations. All statements made by or on behalf of Seller and Company herein or in the Schedules, shall be deemed representations and warranties of Seller and Company, regardless of any investigation made by or on behalf of Buyer. The representations and warranties made by Seller and Company, on the one hand, and by Buyer, on the other hand, under this Agreement shall survive the Closing (in the absence of a showing of willful and knowing misrepresentation or breach) until October 31, 2003, except that (i) the representations and warranties set forth in Section 3.8 (Tax Returns and Reports) and Section 3.15 (Employee Benefits) shall survive the Closing until ninety (90) days after the expiration of the applicable statute of limitations and (ii) representations and warranties set forth in Section 3.9 (Title to and Condition of Assets) and
Section 3.18 (Environmental Matters) shall survive for a period of five (5) years after the Closing.

          8.5. Limitation on Aggregate Claims. Notwithstanding any other provision herein to the contrary, (i) no Claims may be asserted by any party on the basis of breaches of representations and warranties pursuant to Sections 8.1(a) and 8.2(a) of this Agreement until the aggregate amount of all such Claims of such party shall exceed $25,000 (the "Threshold Amount"), at which time the party seeking indemnification shall be entitled to recover the full Threshold Amount plus all amounts in excess thereof; provided that Claims based upon Sections 8.1(b) through (f), Sections 8.2(b) through (h) and Claims based upon a breach of the representations and warranties set forth in Sections 3.8 (Tax Returns and Reports) of this Agreement, shall not be subject to the limitations in this Section 8.5 and (ii) the maximum liability of Seller for indemnification under Section 8.1 hereof shall not exceed $750,000 (the "Maximum Amount"); provided, however, that on each occasion after the Closing that Buyer or the Company causes to be paid to GE Capital a regularly scheduled Basic Rent payment under the terms of the GE Lease, the Maximum Amount hereunder shall be deemed increased by such amount. Notwithstanding anything to the contrary in this Agreement (i) the Threshold Amount for any claims for breaches of the representations and warranties set forth in Section 3.8 (Tax Returns and Reports) shall be $0, and (ii) Seller shall have no liability for any claims regarding Taxes hereunder relating to the Company Business for any periods prior to December 29, 1999.

     9. OTHER AGREEMENTS.

          9.1. GE Lease. After the Closing, Company agrees to comply (and Buyer agrees to cause Company to comply) with all of its obligations under the GE Lease until the lease expires or is terminated. During such period, Buyer shall provide Seller with a letter of credit in a form and from a bank acceptable to Seller in the amount of $73,000 to secure Buyer's and Company's obligations under the GE Lease.

          9.2. Settlement Agreement. Buyer, Seller and Company are parties to a Settlement Agreement dated as of January 30, 2003 (the "Settlement Agreement"); and hereby acknowledge and agree that Section 6 of the Settlement Agreement allows the continued survival of certain provisions in Section 10.1 of the Asset Purchase Agreement dated November 18, 1999, relating to the non-solicitation of employees. Buyer, Seller and Company further agree that it shall not be regarded as a breach of such Asset Purchase Agreement if Buyer hires or solicits for hire any current or former employees of Company, so long as they are not then employees of Seller or of one of Seller's other Affiliates.

          9.3. Employees. After the Closing, Buyer shall cause Company to continue to employ all Company employees immediately prior to the Closing at a compensation level substantially similar to the compensation paid to each such employee by Company immediately prior to the Closing for a period of no less than ninety (90) days. In addition, Buyer shall provide all Company employees with employee benefit plans and arrangements which in the aggregate are no less favorable than those provided by Buyer to its other employees prior to the Closing Date and Company employees will be given credit under Buyer's employee benefit plans and arrangements for all service credited with Company for purposes of eligibility, vesting and benefit accrual.

          9.4. Releases. As of the Closing, the Seller and its Affiliates hereby release and discharge Buyer and Company, and Buyer and Company hereby release and discharge the Seller and each of its Affiliates, from and against any and all claims contentions, demands, causes of action at law or at equity, debts, liens, agreements, notes, obligations or liabilities of any nature, character or description whatsoever, whether known or unknown, contingent or matured, which any of the Seller and its Affiliates, on one hand, and Buyer and Company, on the other hand, may now have or hereafter have against the other by reason of any matter, event, thing or state of facts occurring, arising, done, omitted or suffered to be done from the beginning of the world through the Closing Date; provided, however, that this release is not intended to, and shall not release Seller, the Company or Buyer from any claims arising out of this Agreement.

          9.5. Acknowledgment Regarding Insurance and Employee Benefit Plans. Buyer acknowledges that it will not be acquiring Seller's insurance policies or employee benefit plans hereunder, and Buyer shall have sole responsibility for obtaining and establishing such insurance and employee benefit plans for Company as Buyer shall deem appropriate in its sole discretion in accordance with the terms of this Agreement. Seller shall have no responsibility or liability for any actions or inactions of Buyer with respect to insurance policies or employee benefit plans for Company as of any time after the Closing.

     10. GENERAL PROVISIONS.

          The parties further covenant and agree as follows:

          10.1. Entire Agreement. This Agreement and the other agreements and documents referred to herein and the Confidential Disclosure Agreement dated February 5, 2003 between Buyer and Seller set forth the entire understanding of the parties with respect to the subject matter hereof. Any previous documents or discussion drafts prepared by the parties regarding the subject matter hereof, including, without limitation, the Proposed Term Sheet of early February 2003, are merged into and superseded by this Agreement, provided that the obligations of the parties under such Confidential Disclosure Agreement shall remain in effect until the Closing shall have occurred at which time such obligations shall terminate.

          10.2. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof but only by a written notice signed by the party or parties waiving such terms or conditions.

          10.3. Amendments. This Agreement may be amended, supplemented or interpreted at any time only by written instrument duly executed by each of the parties hereto.

          10.4. Expenses. The parties shall each pay its or their own expenses, including, without limitation, the expenses of its or their own counsel, investment bankers and accountants, incurred in connection with the preparation, execution and delivery of this Agreement and the other agreements and documents referred to herein and the consummation of the transactions contemplated hereby and thereby.

          All expenses of the parties in enforcing any of the provisions of this Agreement and the other agreements and documents referred to herein, including reasonable attorneys' fees, shall be borne by the party who may be found in default or noncompliance with the provisions of this Agreement and the other agreements and documents referred to herein.

          10.5. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be by hand-delivery, certified or registered mail, return receipt requested; telecopier, or air courier to the parties set forth below. Such notices shall be deemed given: at the time personally delivered, if delivered by hand; at the time received if sent certified or registered mail; when receipt is acknowledged by facsimile equipment if telecopied and if a copy is also promptly mailed by certified or registered mail; and the fifth (5th) business day after timely delivery to the courier, if sent by air courier.

               If to Seller            Stratos Lightwave, Inc.
               or Company:             7444 W. Wilson Avenue
                                       Chicago, Illinois 60706
                                       Attention: Mr. James W. McGinley
                                       Telephone: 708-867-9600
                                       Telecopier: 708-867-3288

               Copy to:                Lord, Bissell & Brook
                                       115 South LaSalle Street
                                       Chicago, Illinois 60603
                                       Attention:  James W. Ashley, Jr., Esq.
                                       Telephone:  312-443-0700
                                       Telecopier:  312-443-0336

               If to Buyer:            Spire Corporation
                                       One Patriots Park
                                       Bedford, Massachusetts 01730-2396
                                       Attention:  Mr. Roger G. Little
                                       Telephone:  781-275-6000
                                       Telecopier:  781-687-9774

               Copy to:                James W. Spindler, Esq.
                                       Counselor at Law
                                       66 Weston Road
                                       Lincoln, Massachusetts 01773
                                       Telephone:  781-259-9832
                                       Telecopier:  781-259-9846

          10.6. Assignment. Neither this Agreement nor any of the rights and obligations hereunder may be assigned by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

          10.7. Commissions and Finder's Fees. Buyer, on the one hand, and Seller and Company the other hand, represent and warrant that none of them has retained or used the services of any individual, firm or corporation in such manner as to entitle such individual, firm or corporation to any compensation for brokers' or finders' fees with respect to the transactions contemplated hereby for which the other may be liable.

          10.8. Severability. In the event that any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

          10.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.10. Headings. The headings of the Sections and the subsections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

          10.11. Instruments of Further Assurance. Each of the parties hereto agrees, upon the request of any of the other parties hereto, from time to time to execute and deliver to such other party or parties all such instruments and documents of further assurance or otherwise as shall be reasonable under the circumstances, and to do any and all such acts and things as may reasonably be required to carry out the obligations of such requested party hereunder.

          10.12. Publicity. No notices to third parties or other publicity, including press releases, concerning any of the transactions provided for herein shall be made by any party hereto unless planned and coordinated jointly among the parties hereto, except to the extent otherwise required by law.

          10.13. No Third Party Beneficiaries. Nothing in this Agreement is intended nor shall it be construed to give any person, firm, corporation or other entity, other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provisions hereof.

          10.14. Waiver of Trial by Jury. The parties hereby knowingly, voluntarily and intentionally waive any right they may have to a trial by jury in respect to any litigation arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. This provision is a material inducement for Buyer, Seller and Company entering into this Agreement.

          10.15. Cumulative Remedies. Except as otherwise expressly provided in this Agreement, all rights and remedies of the parties hereto are cumulative of each other and of every other right or remedy such parties may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

          10.16. Governing Law. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of Delaware, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the day and year first above written.

STRATOS LIGHTWAVE, INC.                       SPIRE CORPORATION


By:    /s/ David Slack                        By:    /s/ Roger G. Little
       ---------------------------                   ---------------------------
Name:  David Slack                            Name:  Roger G. Little
       ---------------------------                   ---------------------------
Title: VP, Finance & CFO                      Title: President & CEO
       ---------------------------                   ---------------------------

BANDWIDTH SEMICONDUCTOR, LLC

By:  Stratos Lightwave, Inc.
Its Sole Member

By:    /s/ David Slack
       ---------------------------
Name:  David Slack
       ---------------------------
Title: VP, Finance & CFO
       ---------------------------

                             APPENDIX OF DEFINITIONS
                             -----------------------

          The following definitions shall be applicable for purposes of the Agreement except as otherwise specifically provided to the contrary in the text of the Agreement.

          "Affiliates" of a person shall mean any person or entity controlling, controlled by or under common control with that person. "Control" for this purpose shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or interests, by contract, or otherwise.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Environment" shall mean surface waters, groundwaters, surface water sediment, soil, subsurface strata, ambient air and other environmental medium.

          "Environmental Claims" shall mean any and all actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Hazardous Material or arising from any alleged injury to threat of injury to health, safety or the Environment.

          "Environmental Law" shall mean any Law, rule or regulation, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the Environment, health, safety or natural resources or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "Environmental Permit" shall mean any permit, approval, identification number, license, or other authorization required to operate the Optoelectronics Business under any applicable Environmental Law.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time and applied consistently throughout the periods involved.

          "Governmental Authority" shall mean any United States federal, state or local or any non-U.S. government, governmental, regulatory or administrative authority, state enterprise, agency or commission or any court, tribunal, or judicial or arbitral body.

          "Hazardous Materials" shall mean (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (b) any other chemicals. materials, or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Laws.

          "Law(s)" shall mean any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

          "Material Adverse Effect" shall mean any change or effect that is or could be materially adverse to the business, financial condition or results of operation or business prospects of Seller or of the Company Business, as presently conducted, or on the ability of Seller to execute this Agreement and consummate its obligations hereunder.

          "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or department, agency or political subdivision thereof).

          "Reasonable Efforts" shall mean the good faith effort that a person ordinarily would use, apply or exercise to protect his own rights and business, provided that when used in connection with the obtaining of a consent, approval or other act of an unaffiliated third person or governmental authority, "reasonable efforts" shall not require the commencement of litigation against or acquisition of control of such third person or the assets or obligations requiring such consent, the acceleration of payment of any indebtedness or the payment of money.

          "Release" shall mean disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, and the like into or upon any land or water or air or otherwise into the Environment.

          "Remedial Action" shall mean any investigation, assessment, monitoring, treatment, excavation, removal, remediation, or cleanup of Hazardous Materials in the Environment.

          "Seller's Knowledge" The phrase "to Seller's Knowledge" or similar phrases shall mean the actual knowledge of the officers of Seller after due inquiry by such persons to (i) appropriate employees of Seller who reasonably would be expected to have knowledge regarding particular aspects of the Company's business (such as, for example, Seller's human resources and intellectual property personnel), and (ii) Edward Gagnon and Dick Rogers, the Company's General Manager and Controller, respectively. Buyer acknowledges and agrees that the delivery by Seller to Buyer of a certificate from Messrs. Gagnon and Rogers attesting to the accuracy of the representations and warranties of Seller and Company set forth in Article 3 of this Agreement as of the Closing Date shall fully satisfy the obligations of the officers of Seller to make due inquiry to Messrs. Gagnon and Rogers.

           "Subsidiary" shall mean any Person with respect to which a specified Person (or Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

           "Taxes" shall mean all federal, state, local and foreign income, excise, property, sales, use, payroll, intangibles, franchise and other taxes and assessments of whatever nature, and all penalties and interest related thereto.